QuickLinks -- Click here to rapidly navigate through this document

EXCHANGE AGREEMENT

        This Exchange Agreement (this "Agreement") dated as of May 14, 2002, is entered into among UnitedGlobalCom, Inc., a Delaware corporation ("United"), and each of the individuals indicated as a "Stockholder" on the signature pages hereto (the "Stockholders").

Background

        The Stockholders are the record and beneficial holders of an aggregate of 1,500 shares of Class A Common Stock, par value $0.01 per share (the "UGC Holdings Class A Stock"), of UGC Holdings, Inc., a Delaware corporation ("UGC Holdings"). The parties hereto desire to set forth the terms upon which the Stockholders shall assign, transfer and deliver all of their shares of UGC Holdings Class A Stock to United in exchange for an aggregate of 600,000 shares of Class A Stock, par value $0.01 per share ("United Class A Stock"), of United.

Agreement

        In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        Section 1. Certain Definitions. In this Agreement, the following terms shall have the indicated meanings:

        Affiliate. As defined in the Stockholders Agreement.

        Agreement. As defined in the preamble.

        Liberty. Liberty Media Corporation, a Delaware corporation.

        Person. Any individual, corporation, partnership, limited partnership, limited liability company, trust or other legal entity.

        Stockholders. As defined in the preamble.

        Stockholders Agreement. The Stockholders Agreement, dated as of January 30, 2002, among United, Liberty Media Corporation, Liberty Global, Inc., Liberty UCOMA, LLC and the individuals designated as Founders on the signature pages thereto.

        UGC Holdings.    As defined under "Background" on the first page of this Agreement.

        UGC Holdings Class A Stock.    As defined under "Background" on the first page of this Agreement.

        United. As defined in the preamble.

        United Class A Stock. As defined under "Background" on the first page of this Agreement.

        Section 2. Exchange. Concurrently with the execution and delivery of this Agreement, each Stockholder is assigning, transferring and delivering to United 375 shares of UGC Holdings Class A Stock and United is issuing to each Stockholder in exchange therefor 150,000 shares of United Class A Stock. Each promissory note executed and delivered by a Stockholder in connection with his subscription for the securities that were converted into UGC Holdings Class A Stock shall remain in full force and effect following such exchange. Until such time that the indebtedness evidenced by such promissory note is satisfied in full, the Stockholder who executed and delivered such promissory note or the relevant Affiliate shall maintain unencumbered assets in an amount sufficient for the repayment of such indebtedness.

        Section 3. Procedure for Exchange. Concurrently with the execution and delivery of this Agreement, the Stockholders are delivering to United certificates representing an aggregate of 1,500 shares of UGC Holdings Class A Stock, duly endorsed or accompanied by instruments of transfer sufficient to transfer record and beneficial ownership of all such shares to United. Upon receipt by United of the foregoing certificates and instruments of transfer, United is causing to be issued to each Stockholder 150,000 shares of United Class A Stock and is issuing and delivering to such Stockholder a certificate or certificates representing such shares. Each such certificate representing shares of United Class A Stock shall contain the legend contemplated by Section 11 of the Stockholders Agreement, dated January 30, 2002, among United, Liberty, Liberty Global, Inc., a Delaware corporation, Liberty UCOMA, LLC, a Delaware limited liability company, and certain other stockholders of United. Each such exchange shall be deemed to have been effected at the close of business on the date hereof, and the Stockholders entitled to receive shares of United Class A Stock issued upon such exchange shall be treated for all purposes as the record holder or holders of such shares of United Class A Stock on the date hereof.

        Section 4. Entire Agreement. This Agreement supersedes that certain Exchange Agreement dated as of January 30, 2002, among United and the Stockholders (the "Original Exchange Agreement"), and contains all the terms and conditions agreed upon by the parties hereto, and no other agreements, oral or otherwise, regarding the subject matter hereof shall have any effect unless in writing and executed by the parties after the date of this Agreement, other than the terms of the Subscription Agreements, dated January 30, 2002, between UGC Holdings, on the one hand, and each of the Stockholders, on the other, which shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. The Original Exchange Agreement is hereby terminated with no liability of any of the parties thereto.

        Section 5. Applicable Law, Jurisdiction. This Agreement shall be governed by Colorado law without regard to conflicts of law rules. The parties hereby irrevocably submit to the exclusive jurisdiction of any Colorado State or United States Federal court sitting in Colorado, and only a State or Federal court sitting in Colorado will have any jurisdiction over any action or proceeding arising out of or relating to this Agreement or any agreement contemplated hereby, and the undersigned hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such State or Federal court. The undersigned further waive any objection to venue in such state and any objection to any action or proceeding in such state on the basis of a non-convenient forum. Each party hereby IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY in any proceeding brought with respect to this Agreement or the transactions contemplated hereby.

        Section 6. Remedies. Each of the parties acknowledges and agrees that in the event of any breach of this Agreement, the nonbreaching party would be irreparably harmed and could not be made whole by monetary damages. Accordingly, the parties to this Agreement, in addition to any other remedy to which they may be entitled hereunder or at law or in equity, shall be entitled to compel specific performance of this Agreement.

        Section 7. Headings. The headings in this Agreement are for convenience only and are not to be considered in interpreting this Agreement.

        Section 8. Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which will constitute a single agreement.

        Section 9. Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto and their permitted successors and assigns any benefits, rights or remedies; provided that, Liberty is an intended beneficiary of the provisions set forth in the penultimate and final sentences of Section 2, and each of the parties hereto acknowledges and agrees that Liberty would be irreparably harmed by any breach of such provisions, and could not be made whole by monetary damages. Accordingly, Liberty, in addition to any other remedy to which it may be entitled at law or in equity as an intended beneficiary of such provisions, shall be entitled to compel specific performance of such provisions. Neither this Agreement nor the rights or obligations of any party may be assigned or delegated by operation of law or otherwise without the prior written consent of each of the parties hereto.

        Section 10. Severability. The invalidity or unenforceability of any provision of this Agreement in any application shall not affect the validity or enforceability of such provision in any other application or the validity or enforceability of any other provision.

        Section 11. Interpretation. As used herein, except as otherwise indicated herein or as the context may otherwise require, the words "include," "includes" and "including" are deemed to be followed by

"without limitation" whether or not they are in fact followed by such words or words of like import; the words "hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular section hereof; any pronoun shall include the corresponding masculine, feminine and neuter forms; the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to "Section" or another subdivision are to a section or subdivision hereof; and all references to "the date hereof," "the date of this Agreement" or similar terms (but excluding references to the date of execution hereof) refer to the date first above written, notwithstanding that the parties may have executed this Agreement on a later date.

        Section 12. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        Section 13. Waivers and Amendments. No waiver of any provision of this Agreement shall be deemed a further or continuing waiver of that provision or a waiver of any other provision of this Agreement. This Agreement may not be amended except in a writing signed by all of the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

UNITEDGLOBALCOM, INC., a Delaware corporation
By:	/s/ MICHAEL T. FRIES Michael T. Fries President
STOCKHOLDERS:
/s/ GENE W. SCHNEIDER Gene W. Schneider
/s/ MARK L. SCHNEIDER Mark L. Schneider
/s/ CURTIS W. ROCHELLE Curtis W. Rochelle
/s/ ALBERT M. CAROLLO, SR. Albert M. Carollo, Sr.

        Liberty hereby consents to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby in the manner described herein.

LIBERTY MEDIA CORPORATION
By:	/s/ ELIZABETH M. MARKOWSKI
Name: Elizabeth M. Markowski
Title: Senior Vice President

QuickLinks

EXCHANGE AGREEMENT